UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2020 (August 25, 2020)

WILLSCOT MOBILE MINI HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E Van Buren St., Suite 400

Phoenix, AZ 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase common stock(2)	WSCTW	OTC Markets Group Inc.

(1) Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s common stock for an exercise price of $5.75.

(2) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2020, Williams Scotsman International, Inc., a Delaware corporation (“WSII”) and indirect subsidiary of WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Company”), completed a private offering of $500.0 million in aggregate principal amount of its 4.625% senior secured notes due 2028 (the “Notes”). The Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in accordance with Regulation S under the Securities Act.

The offering proceeds were used to redeem (the “Redemption”) all $441 million in aggregate principal amount remaining outstanding of WSII’s 6.875% senior secured notes due 2023 (the “2023 Notes”), after giving effect to the redemption of 10% of the aggregate principal amount of the 2023 Notes, as announced on July 27, 2020, and completed on August 11, 2020.

On August 25, 2020, WSII entered into an indenture with Deutsche Bank Trust Company Americas, as trustee, which governs the terms and conditions of the Notes.

The Notes will mature on August 15, 2028. They will bear an interest at a rate of 4.625% per annum. Interest will be payable semi-annually on February 15 and August 15 of each year, beginning on February 15, 2021.

At any time and from time to time on and after August 15, 2023, WSII, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount set forth below plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date)), if redeemed during the 12 month period beginning on August 15 of each of the years set forth below.

Year	Redemption Price
2023	102.313%
2024	101.156%
2025 and thereafter	100.000%

WSII may redeem the Notes at any time before August 15, 2023, at a redemption price equal to 100% of the principal amount thereof, plus a customary make whole premium for the Notes being redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date. At any time prior to August 15, 2023, WSII may redeem up to 40% of the aggregate principal amount of the Notes at a price equal to 104.625% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date with the net proceeds of certain equity offerings. WSII may also redeem up to 10% of the aggregate principal amount of the Notes at any time prior the second anniversary of the closing date of this offering at a redemption price equal to 103% of the principal amount of the Notes being redeemed during each twelve-month period commencing with the issue date, plus accrued and unpaid interest, if any, to but not including the redemption date. If WSII undergoes a change of control or sells certain of its assets, WSII may be required to offer to repurchase the Notes.

The Notes are unconditionally guaranteed by each of WSII’s direct and indirect domestic subsidiaries and WSII’s parent, Williams Scotsman Holdings Corp. (collectively, the “Note Guarantors”). The Company is not a guarantor of the Notes. The Note Guarantors as well as certain of WSII’s non-US subsidiaries are guarantors or borrowers under a senior secured asset based revolving credit facility (the “ABL Facility”) in an aggregate principal amount of $2.4 billion. To the extent lenders under the ABL Facility release any Note Guarantor’s guarantee of the obligations in respect of the ABL Facility (other than in connection with a repayment or satisfaction of obligations in full), such Note Guarantor will also be released from its guarantee obligations in respect of the Notes. These guarantees are secured by a second priority security interest in substantially all of the assets of WSII and the Note Guarantors (subject to customary exclusions). The guarantees of the Notes by WillScot Equipment II, LLC, which holds certain of WSII’s uncertificated assets in the United States, are subordinate to its obligations under the ABL Facility.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of August 26, 2020 (the “Redemption Date”), WSII redeemed all $441 million aggregate principal amount outstanding of the 2023 Notes (after giving effect to the redemption of 10% of the aggregate principal amount of the 2023 Notes, as announced on July 27, 2020, and completed on August 11, 2020) at a redemption price equal to 103.438% of the principal amount thereof plus accrued and unpaid interest to but not including the Redemption Date, and the indenture dated as of August 6, 2018, by and among WSII, as successor to Mason Finance Sub, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the Supplemental Indentures dated August 15, 2018 and July 1, 2020, was terminated. WSII funded the Redemption using proceeds available from the offering of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of August 25, 2020, by and between Williams Scotsman International, Inc., the guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Dated: August 26, 2020	By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President, General Counsel & Secretary